April 22, 2015

Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, CO 80111

Re: Opinion of Counsel
Registration Statement on Form S-1 under the Securities Act of 1933
Great-West SecureFoundation Group Fixed Deferred Annuity Certificate, File No. 333-209902

Ladies and Gentlemen:

I hereby consent to the reference to my name under the caption “Legal Matters” in the prospectus, filed as part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

/s/ Ryan L. Logsdon

Ryan L. Logsdon
Associate General Counsel, Products & Corporate